UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2007
CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its chapter)

Arizona	0-11353	86-0344671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7970 S. Kyrene Rd.
Tempe, Arizona 85284

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 403-8300
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
On July 13, 2007, Circuit Research Labs, Inc. (“CRL” or the “Company”), parent company of CRL Systems, Inc. (dba Orban), entered into an agreement with Harman Pro North America, Inc., pursuant to which CRL repurchased from Harman 1,638,547 shares of CRL’s common stock (approximately 18.9% of the shares outstanding). CRL also purchased from Harman two promissory notes payable to Harman, one of which was made by the Company and the other of which was made by C. Jayson Brentlinger, CRL’s Chairman and President. CRL paid Harman cash in an aggregate amount of $1,500,000 as consideration for the repurchase of the shares of common stock and the promissory notes. CRL obtained the funds with which to pay such purchase price from Jayson Russell Brentlinger, who is the father of the Company’s Chairman and President.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
(d)

10.1	Purchase Agreement dated as of July 13, 2007 between Harman Pro America, Inc. (successor in interest to Harman Acquisition Corp. (f/k/a Orban, Inc.), and Circuit Reseach Labs, Inc.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.
Date: July 20, 2007	By:	/s/ Robert McMartin
		Name:	Robert McMartin
		Title:	Executive Vice President and Chief Financial Officer